                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                             MVE HOLDING CORPORATION

                                  ARTICLE FIRST

          The name of the corporation is MVE Holding Corporation.

                                 ARTICLE SECOND

          The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

                                  ARTICLE THIRD

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.

                                 ARTICLE FOURTH

          The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, $0.01 par value per share.

                                 ARTICLE FIFTH

          The name and mailing address of the incorporator are as follows:

NAME             MAILING ADDRESS
----             ------------------------
Clote B. Smith   200 East Randolph Drive
                 Suite 5700
                 Chicago, Illinois 60601

                                  ARTICLE SIXTH

          The corporation is to have perpetual existence.

                                 ARTICLE SEVENTH

          In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

                                 ARTICLE EIGHTH

          Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                  ARTICLE NINTH

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, as amended, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated are true, and accordingly have hereunto set my hand on the 28th day of November, 1984.


                                        /s/ Clote B. Smith
                                        ----------------------------------------
                                        Clote E. Smith,
                                        Incorporator

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MVE HOLDING CORPORATION

          The name of the corporation is MVE Holding Corporation, and the corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 6, 1984. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended and replaces the original Certificate of Incorporation in its entirety.

                                  ARTICLE FIRST

          The name of the corporation is MVE Holding Corporation (the
"Company").

                                 ARTICLE SECOND

          The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

                                  ARTICLE THIRD

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.

                                 ARTICLE FOURTH

          The total number of shares of stock which the Company has authority to issue is 1,028,750 shares, of which (i) 25,000 shares will be Series A Preferred Stock, par value $.01 per share (the "Series A Preferred") and (ii) 1,003,750 shares will be Common Stock, par value $.01 per share (the "Common Stock").

          The following is a statement of the powers, preferences and rights, and the qualifications, limitations and restrictions, in respect of the Series A Preferred. Unless otherwise specified, certain capitalized terms used herein are defined in paragraph 8 of this ARTICLE FOURTH.

          1. Dividends.

          1A. General Obligation. When and as declared by the Company's board of directors and to the extent permitted under the General Corporation Law of Delaware, the Company will pay preferential dividends to the holders of the Series A Preferred as provided in this paragraph 1. Except as otherwise provided herein, dividends on each share of the Series A Preferred (a "Share") will accrue cumulatively on a daily basis at the rate of 11% per annum of the Liquidation Value thereof from and including the date of issuance of such Share to and including the date upon which the Redemption Price thereof is paid. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any Share will be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Share.

          1B. Dividend Payment Dates. To the extent not paid on February 28, May 31, August 31 and November 30 of each year, beginning May 31, 1985 (the "Dividend Payment Dates"), all dividends which have accrued on each Share outstanding during the three-month period ending upon each such Dividend Payment Date will be added to the Liquidation Value of such Share and will remain a part thereof until such dividends are paid.

          1C. Distribution of Partial Dividend Payments. If at any time the Company pays less than the total amount of dividends then accrued with respect to any of the Series A Preferred, such payment will be distributed ratably among the holders of the Series A Preferred based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

          2. Liquidation. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares outstanding, and the holders of the Series A Preferred will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the holders of the

Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Preferred held by each such holder. The Company will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph 2.

          3. Redemptions.

          3A. Scheduled Redemptions. The Company will redeem 12,500 Shares of Series A Preferred (or such lesser number then outstanding) on February 28 of each of 1994 and 1995 (the "Scheduled Redemption Dates"), at a price per Share equal to the Redemption Price thereof.

          3B. Optional Redemptions. At any time, the Company may, at its option, redeem all or any portion of the Series A Preferred then outstanding at a price per Share equal to the Redemption Price thereof plus a premium equal to the following,

Premium        Date of Redemption
-------   -----------------------------
 $10.00   March 1, 1985 through
          February 28, 1988

 $ 8.57   March 1, 1988 through
          February 28, 1989

 $ 7.14   March 1, 1989 through
          February 28, 1990

 $ 5.71   March 1, 1990 through
          February 28, 1991

 $ 4.29   March 1, 1991 through
          February 29, 1992

 $ 2.86   March 1, 1992 through
          February 28, 1993

 $ 1.43   March 1, 1993 through
          February 27, 1994

 $ 0.00   On or after February 28, 1994

No redemption pursuant to this paragraph may be made for less than 1000 Shares (or such lesser number of Shares then outstanding), and redemptions made pursuant to this paragraph 3B will not relieve the Company of its obligation to redeem Shares on the Scheduled Redemption Dates so long as any Series A Preferred remains outstanding.

          3C. Redemption Price. For each Share which is to be redeemed, the Company will be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value thereof (the "Redemption Price") plus any premium required pursuant to paragraph 3B. If the funds of the Company legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder. At any time thereafter when additional funds of the Company are legally available for the redemption of Shares, such funds will immediately be used to redeem the balance of the Shares which the Company has become obligated to redeem on any redemption Date but which it has not redeemed.

          3D. Notice of Redemption. Except as otherwise provided herein, the Company will mail written notice of each redemption of the Series A Preferred to each record holder of such Series A Preferred not more than 60 nor less than 20 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Company's option, the Company will become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

          3E. Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided herein, the number of Shares of the Series A Preferred to be redeemed from each holder thereof in redemptions hereunder will be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which will be the total number of Shares then held by such holder and the denominator of which will be the total number of Shares then outstanding.

          3F. Dividends After Redemption Date. No Share is entitled to any dividends accruing after the date on which the

Redemption Price of such Share and any premium, if required pursuant to paragraph 3B, is paid. On such date all rights of the holder of such Share will cease, and such Share will not be deemed to be outstanding.

          3G. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Company will be cancelled and will not be reissued, sold or transferred.

          3H. Other Redemptions or Acquisitions. Neither the Company nor any Subsidiary will redeem or otherwise acquire any Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of the Series A Preferred on the basis of the number of Shares owned by each such holder.

          4. Events of Noncompliance.

          4A. Definition. An Event of Noncompliance will be deemed to have occurred if:

          (i) the Company fails to pay on any six Dividend Payment Dates in any 60-month period the full amount of dividends then accrued and unpaid on the Series A Preferred (including accrued dividends previously added to the Liquidation Value of any Share), whether or not such payment is legally permissible;

          (ii) the Company fails to make any redemption payment with respect to the Series A Preferred which it is obligated to make hereunder, and such failure is not cured within 30 days after the particular Redemption Date in question; and

          (iii) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (a) the Company or any such Subsidiary by any act indicates its approval thereof or acquiescense therein or (b) such petition, application or proceeding is not dismissed within 60 days.

          4B. Consequences of Certain Events of Noncompliance.

          (i) Upon the occurrence of any Event of Noncompliance, the number of directors constituting the Company's board of directors will, at the request of the holders of a majority of the Series A Preferred then outstanding, be increased by one and the holders of the Series A Preferred will have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Company's stock, to elect an individual to fill such newly created directorship, to remove any individual elected to such directorship and to fill any vacancies in such directorship. The special right of the holders of the Series A Preferred to elect a member of the board of directors may be exercised at the special meeting called pursuant to this paragraph, at any annual or special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right will continue until such time as there is no longer any Event of Noncompliance giving rise to such special right in existence, at which time such special right will terminate subject to revesting upon the occurrence and continuation of any such Event of Noncompliance.

          At any time when such special right has vested in the holders of the Series A Preferred, a proper officer of the Company will, upon the written request of the holders of at least 20% of the Series A Preferred then outstanding, addressed to the secretary of the Company, call a special meeting of the holders of the Series A Preferred for the purpose of electing a director pursuant to this paragraph. Such meeting will be held at the earliest legally permissible date at the principal office of the Company, or at such other place designated by the holders of at least 20% of the Series A Preferred then outstanding. If such meeting has not been called by a proper officer of the Company within 10 days after personal service of such written request upon the secretary of the Company or within 20 days after mailing the same to the secretary of the Company at its principal office, then the holders of at least 20% of the Series A Preferred then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and will be held at the Company's principal office, or at such other place designated by the holders of at least 20% of the Series A Preferred then outstanding. Any holder of the Series A Preferred so designated will be given access to the stock record books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to this paragraph.

          At any meeting or at any adjournment thereof at which the holders of the Series A Preferred have the special right to elect a director, the presence, in person or by proxy, of the holders of a - majority of the Series A Preferred then outstanding will be required to constitute a quorum for the election or removal of any director by the holders of the Series A Preferred exercising such special right. The vote of a majority of such quorum will be required to elect or remove any such director.

          Any director so elected by the holders of the Series A Preferred will continue to serve as a director until the expiration of the lesser of (a) a period of three months following the date on which there is no longer any Event of Noncompliance in existence giving rise to the special right to elect a director or (b) the remaining period of the full term for which such director has been elected. After the expiration of such three-month period or when the full term for which such director has been elected ceases (provided that the special right to elect a "director has terminated), as the case may be, the number of directors constituting the board of directors of the Company will decrease by one.

          (ii) Upon the occurrence of any Event of Noncompliance, each holder of the Series A Preferred will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          5. Voting Rights. Except as otherwise provided herein and except as otherwise provided by law, the holders of the Series A preferred shall not be entitled to vote on any matters submitted to the Company's stockholders for approval; provided that the holders of the Series A Preferred, voting separately as a single class, shall be entitled to vote on, and the approval of the holders of not less than two-thirds of the outstanding Series A Preferred will be required for, the issuance of any equity securities senior to or on a parity with the Series A Preferred in any respect whatsoever with respect to liquidation, dividend or redemption payments.

          6. Registration of Transfer. The Company will keep at its principal office a register for the registration of the Series A Preferred. Upon the surrender of any certificate representing the Series A Preferred at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the

Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series. Preferred represented by the surrendered certificate.

          7. Replacement.

          Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any of the Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          8. Definitions.

          "Junior Securities" means any of the Company's equity securities other than the Series A Preferred.

          "Liquidation Value" of any Share as of any particular date will be equal to the sum of $100 plus any unpaid dividends on such Share added to the Liquidation Value of such Share on any Dividend Payment Date and not thereafter paid; and, in the event of any liquidation, dissolution or winding up of the Company or the redemption of such Share, unpaid dividends on such Share will be added to the Liquidation Value of such Share on the payment date in any liquidation, dissolution or winding up or on the Redemption Date, as the case may be, accrued to the close of business on such payment date or Redemption Date.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Company's option or the applicable date specified herein in the case of any other redemption; provided that no such date will be a Redemption Date unless the applicable Redemption Price (plus any applicable premium required under paragraph 3B hereof) is actually paid in full on such date, and if not so paid in full, the Redemption Date will be the date on which such Redemption Price (plus any applicable premium) is fully paid.

          "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or indirectly through Subsidiaries.

          9. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision hereof without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; provided, however, that no such action will change the amount payable on the redemption of the Series A Preferred or the times at which, redemptions of the Series A Preferred are to occur, without the prior written consent of holders of at least 75% of the Series A Preferred.

          10. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing, will be delivered personally or by registered or certified mail, return receipt requested and postage prepaid, and will be deemed to have been given when so given or mailed (i) to the Company at its principal executive offices and (ii) to any stockholder at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

                                  ARTICLE FIFTH

          The Company is to have perpetual existence.

                                  ARTICLE SIXTH

          In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Company.

                                 ARTICLE SEVENTH

          Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Company may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Company.

Election of directors need not be by written ballot unless the bylaws of the Company so provide.

                                 ARTICLE EIGHTH

          The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, Anthony Girone, Vice President of MVE Holding Corporation, and William Kirsch, Assistant Secretary of MVE Holding Corporation, have executed this Restated Certificate of Incorporation on this 27th day of February, 1985.


                                        /s/ Anthony Girone
                                        ----------------------------------------
                                        Anthony Girone, Vice President


                                        ATTEST:


                                        /s/ William Kirsch
                                        ----------------------------------------
                                        William Kirsch, Assistant Secretary

                              CERTIFICATE OF MERGER
                                       Of
                       MINNESOTA VALLEY ENGINEERING INC.,
                             a Delaware corporation,
                                       and
                      WORLDWIDE CRYOGENICS HOLDINGS, INC.,
                            a Minnesota corporation,
                                      into
                            MVE HOLDING CORPORATION,
                             a Delaware corporation

                               (under Section 252
                        of the General Corporation Law of
                             the State of Delaware)

     MVE Holding Corporation hereby certifies that:

     FIRST: The name and state of incorporation of each of the constituent corporations are: Minnesota Valley Engineering Inc. ("MVE"), a Delaware corporation, Worldwide Cryogenics Holdings, Inc. ("WCH"), a Minnesota corporation, and MVE Holding Corporation ("MVE Holding"), a Delaware corporation.

     SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by MVE, WCH and by MVE Holding in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and the relevant provisions of the State of Minnesota, with MVE Holding as the surviving corporation.

     THIRD: The name of the surviving corporation is MVE Holding Corporation which, upon the effectiveness of the merger, shall be changed to Minnesota Valley Engineering, Inc., a Delaware corporation.

     FOURTH: The Restated Certificate of Incorporation of MVE Holding Corporation shall be restated and amended to read in their entirety as set forth in the Restated Certificate of Incorporation attached hereto as Exhibit A and, so restated and amended, shall be the Restated Certificate of Incorporation of the surviving corporation.

     FIFTH: The executed Agreement of Merger between the aforementioned constituent corporations is on file at the principal place of business of MVE Holding at 407 Seventh Street N.W., New Prague, Minnesota 56071.

     SIXTH: A copy of the Agreement of Merger will be furnished by MVE Holding on request and without cost to any stockholder of any of the aforementioned constituent corporations.

     SEVENTH: WCH is authorized to issue 10,000,000 shares of common stock with a par value of one cent ($.01) per share, and 200,000 shares of preferred stock with a par value of one hundred dollars ($100) per share.

     EIGHTH: MVE Holding, the surviving corporation, (i) agrees that it may be served with process in Minnesota in any proceeding for the enforcement of any obligations of a constituent corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of a constituent corporation against MVE Holding; (ii) irrevocably appoints the Secretary of State of Minnesota as its agent to accept service of process in any proceeding, the address to which the Secretary of State may mail a copy of any process that may be served on it is 407 Seventh Street N.W., New Prague, Minnesota, 56071; and (iii) agrees to promptly pay to the dissenting shareholder of each domestic constituent corporation the amount, if any, to which he is entitled under Section 302A.473 of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, MVE Holding has caused this certificate to be signed by Robert E. Cieslukowski, its President, and attested by C. Porter Vaughan, III, its Assistant Secretary, on the 21st day of June, 1989.

                                        MVE HOLDING CORPORATION


                                        By: /s/ Robert E. Cieslukowski
                                            ------------------------------------
                                            Robert E. Cieslukowski
                                            President


Attest:


By: /s/ C. Porter Vaughan, III
    ---------------------------------
    C. Porter Vaughan, III
    Assistant Secretary

                                                                       Exhibit A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MVE HOLDING CORPORATION

                                    ARTICLE I

                         The name of the corporation is:

                       MINNESOTA VALLEY ENGINEERING, INC.

                                   ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801; the name of its registered agent at that address is the Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation has authority to issue is 1,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

                                    ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

                                   ARTICLE VII

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

Certificate of Merger of the WORLDWIDE CRYOGENICS HOLDINGS, INC. a corporation organized and existing under the laws of the State of Minnesota, MINNESOTA VALLEY ENGINEERING INC. a corporation organized and existing under the laws of the State of Delaware merging with and into MVE HOLDING CORPORATION a corporation organized and existing under the laws of the State of Delaware under the name of MINNESOTA VALLEY ENGINEERING, INC. as received and filed in this office the twenty-first day of June, A.D. 1989, at 3 o'clock P.M.

     And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

                            CERTIFICATE OF OWNERSHIP

                                   AND MERGER

                          OF CRYOGENIC SERVICES, INC.,
                              A GEORGIA CORPORATION

                                      INTO

                       MINNESOTA VALLEY ENGINEERING, INC.
                             A DELAWARE CORPORATION

                                   ----------

                         (Pursuant To Section 253 Of The
                      General Corporation Law of Delaware)

     Minnesota Valley Engineering, Inc., a corporation incorporated on December 6, 1984, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that this corporation owns all the capital stock of Cryogenic Services, Inc., a corporation incorporated under the laws of the State of Georgia, and that this corporation, by a resolution of its board of directors duly adopted by the written consent of sole director dated January 4, 1991, determined to and did merge into itself Cryogenic Services, Inc. which resolution is in the following words to wit:

     WHEREAS, the Corporation lawfully owns all of the outstanding stock of Cryogenic Services, Inc. ("CSI"), a corporation organized and existing under the laws of Georgia; and

     WHEREAS, the Corporation desires to merge into itself CSI and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself, and it does hereby merge into itself CSI and assumes all of its liabilities and obligations; and further

     RESOLVED, that the Plan of Merger, in the form attached hereto as Exhibit A, providing for the merger of the CSI with and into the Corporation is hereby adopted; and further

     RESOLVED, that the president or any vice president, and the secretary, treasurer or any assistant secretary of the Corporation be and are hereby directed to make and execute, under the corporate seal of the Corporation, a certificate of ownership setting forth a copy of the resolution, to merge CSI and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and further

     RESOLVED, that pursuant to Section 14-2-1105 of the Georgia Business Corporation Code, the president, any vice president, the secretary or treasurer of the Corporation are authorized and directed to file a Certificate of Merger and such other documents necessary to effectuate such merger as required by the laws of the State of Georgia, and shall pay such fees with respect thereto to be paid and shall cause all notices with respect to the merger to be properly given or published; and further

     RESOLVED, that the officers of the Corporation be, and each of them singly is, hereby authorized and empowered in the name of the Corporation to do or cause to be done all such acts and things and to sign and deliver, or cause to be signed and delivered, all such other agreements, amendments, documents, instruments and certificates, in the name and on behalf of the Corporation or otherwise, advisable or appropriate to effectuate and carry out the purposes and intents of the foregoing resolutions.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its president and attested by its assistant secretary on this 4th day of January, 1991.

                                                                       EXHIBIT A

                                 PLAN OF MERGER

     1. Merger.

          1.1 Names of Constituent Corporations; Merger. The names of the corporations proposing to merge hereunder are, Minnesota Valley Engineering, Inc., a Delaware corporation ("MVE") and Cryogenic Services, Inc., a Georgia corporation ("CSI"). MVE owns 100% of the outstanding capital stock of CSI. At the Effective Time (as defined in Section 1.3 hereof), CSI shall be merged with and into MVE and the separate existence of CSI shall cease (the "Merger"). The Constituent Corporations shall become a single corporation which shall be Minnesota Valley Engineering, Inc. and which shall continue in existence as the Surviving Corporation under the name "Minnesota Valley Engineering, Inc." Except as otherwise specifically set forth herein, the identity, existence, purposes, powers, franchises, rights and immunities of the Surviving Corporation shall continue unaffected and unimpaired by the Merger.

          1.2 Law of Surviving Corporation; Registered Office. The Surviving Corporation will be governed under the laws of the State of Delaware. Its registered office in Georgia will be located at Hunton & Williams, 2500 One Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, Attn: Jeffrey
P. Brown, Esq.

          1.3 Effective Time. This Plan of Merger shall become effective at 5:00 p.m. on January 8, 1991.

     2. Terms and Conditions of the Merger.

          2.1 Articles of Incorporation and Bylaws of Surviving Corporation. At the Effective Time, the Articles of Incorporation and Bylaws of MVE, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation until altered or amended as provided therein or in accordance with the laws of the State of Delaware.

          2.2 Transfer of Assets and Liabilities. At the Effective Time, all assets and property then owned by each of CSI and MVE, or which would inure to either of them, shall immediately by operation of law and without any conveyance, transfer or further action, become the property of the Surviving Corporation. The rights, obligations, duties and liabilities of each of CSI and MVE shall attach to the Surviving Corporation.

          2.3 Directors and Officers of Surviving Corporation. The officers and Board of Directors of the Surviving Corporation from and after the Effective Time shall consist of all persons who are officers and directors of MVE immediately before the Effective Time. All such officers and directors shall continue to hold office until their successors have been elected and qualified in accordance with applicable law and the Bylaws of the Surviving Corporation.

     3. Manner and Basis of Conversion and Exchange of Shares.

          3.1 Stock of CSI. At the Effective Time, by virtue of the Merger, each share of common stock of CSI shall be cancelled.

          3.2 Stock of MVE. Each share of capital stock of MVE issued and outstanding immediately before the Effective Time shall remain outstanding.

          3.3 Status of Shares of Surviving Corporation. All outstanding shares of capital stock of the Surviving Corporation following the Merger shall be fully paid and non-assessable.

     4. Miscellaneous.

     The duly authorized officers of MVE and CSI shall cause the Certificate of Merger and such other documents as may be required under the laws of the State of Georgia to be executed and the Constituent Corporations shall cause such Certificate of Merger and other documents to be filed as required by the laws of the State of Georgia, and shall cause all fees with respect thereto to be paid and all notices with respect thereto to be properly given or published. This Plan of Merger may be abandoned by the Board of Directors of MVE or CSI at any time prior to the filing of the Certificate of Merger.

                       MINNESOTA VALLEY ENGINEERING, INC.

                      WRITTEN CONSENT OF THE SOLE DIRECTOR

     The undersigned, being the sole Director of Minnesota Valley Engineering, Inc., a Delaware corporation (the "Corporation"), acting pursuant to Section 141(f) of the General Corporation Law of Delaware (the "Code"), hereby consents to and adopts the following resolutions by written consent as of the date specified below, and directs that this written consent to such action be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

     WHEREAS, the Corporation lawfully owns all of the outstanding stock of Cryogenic Services, Inc. ("CSI"), a corporation organized and existing under the laws of Georgia; and

     WHEREAS, the Corporation desires to merge into itself CSI and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself, and it does hereby merge into itself CSI and assumes all of its liabilities and obligations; and further

     RESOLVED, that the Plan of Merger, in the form attached hereto as Exhibit A, providing for the merger of the CSI with and into the Corporation is hereby adopted; and further

     RESOLVED, that the president or any vice president, and the, secretary, treasurer or any assistant secretary of the Corporation be and are hereby directed to make and execute, under the corporate seal of the Corporation, a certificate of ownership setting forth a copy of the resolution, to merge CSI and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and further

     RESOLVED, that pursuant to Section 14-2-1105 of the Georgia Business Corporation Code, the president, any vice president, the secretary or treasurer of the Corporation are authorized and directed to file a Certificate of Merger and such other documents necessary to effectuate such merger as required by the laws of the State of Georgia, and shall pay such fees with respect thereto to be paid and shall cause all notices with respect to the merger to be properly given or published; and further

     RESOLVED, that the officers of the Corporation be, and each of them singly is, hereby authorized and empowered in the name of the Corporation to do or cause to be done all such acts and things and to sign and deliver, or cause to be signed and delivered, all such other agreements, amendments, documents, instruments and certificates, in the name and on behalf of the Corporation or otherwise, advisable or appropriate to effectuate and carry out the purposes and intents of the foregoing resolutions.

     IN WITNESS WHEREOF, I have hereunto set my hand.


Dated: January 4, 1991                  /s/ Robert E. Cieslukowski
                                        ----------------------------------------
                                        Robert E. Cieslukowski
                                        Sole Director

                                   Certificate

                       for Renewal and Revival of Charter

Minnesota Valley Engineering, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1. The name of this corporation is Minnesota Valley Engineering, Inc.

     2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington Zip Code 19801 County of New Castle the names and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., Wilmington, DE 19801.

     3. The date of filing of the original Certificate of Incorporation in Delaware was December 6, 1984.

     4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1991, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. The corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1991 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Robert E. Cieslukowski, the last and acting President, and Clemence J. Schoenbauer, the last and acting Secretary of Minnesota Valley Engineering, Inc., have hereunto set their hands to this certificate this 29th day of April, 1992.


                                        /s/ Robert E. Cieslukowski
                                        ----------------------------------------
                                        Last and Acting President


                                        ATTEST:


                                        /s/ Illegible
                                        ----------------------------------------
                                        Last and Acting Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Minnesota Valley Engineering, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     FIRST: That the board of directors of the Corporation, by unanimous written consent without a meeting pursuant to Section 141 of the Delaware General Corporation Law, has adopted a resolution proposing and declaring advisable the following amendment to the first article of the Certificate of Incorporation of the Corporation:

          FIRST: The name of the Corporation is MVE, Inc.

     SECOND: That, in accordance with Section 228 of the Delaware General Corporation Law, the stockholders of the Corporation consented to such amendment.

     THIRD: That such amendment has been duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary on this 18th day of July 1994.

                                        Minnesota Valley Engineering, Inc.


                                        By: /s/ Robert E. Cieslukowski
                                            ------------------------------------
                                            Robert E. Cieslukowski
                                            President

ATTEST:


By: /s/ Clemence J. Schoenbauer
    ---------------------------------
    Clemence J. Schoenbauer

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    MVE, INC.

     THE UNDERSIGNED, Secretary of MVE, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), hereby certifies that, in accordance with Section 242(b) of the DGCL, the Board of Directors and sole stockholder of the Corporation, at a joint meeting held on January 17,1997, duly amended the Certificate of Incorporation of the Corporation by adding a new Article IX, as follows, and directed the undersigned to file such amendment with the Secretary of State of Delaware:

     Director and Officer Limitation of Liability and Indemnification

                                   ARTICLE IX

          (1) Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under
     Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. In any Proceeding concerning whether or not a director is entitled to the protection of this Article IX (1), the Corporation shall have the burden of proof that the director has not met any standard of conduct or belief required in order for such director to be protected from personal liability as provided in this Article IX (1). A Proceeding is any threatened, pending, or completed investigation, claim, or proceeding (whether criminal or civil, judicial or administrative, by or on behalf of the Corporation, or otherwise). If the Delaware General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          (2) Indemnification. To the fullest extent permitted by law as from time to time in effect, the Corporation shall indemnify each "Indemnified Person," as defined below, as follows:

          (a) An Indemnified Person is any person who serves or served as an officer or director of the Corporation and any person who serves or served, at the request of the Corporation, as an officer, director, employee, agent, partner, or trustee of any other corporation, joint venture, partnership, trust, or other entity (including, without limitation, any employee benefit plan).

          (b) The Corporation shall indemnify and hold harmless each Indemnified Person involved in any manner (as a party, witness, or otherwise) or threatened to be made so involved in connection with any Proceeding based on such person's status as an Indemnified Person, or relating to such person's activities in connection with or on behalf of the Corporation or any corporation, joint venture, partnership, trust, or other entity (including, without limitation, any employee benefit plan) in which the Corporation has a direct or indirect interest.

          (c) The Corporation shall indemnify and hold harmless Indemnified Persons against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and in good faith incurred or suffered by the Indemnified Person in connection with any such Proceeding.

          (d) The Corporation's obligation to indemnify any Indemnified Person under this Article IX (2) shall continue for persons after the termination of their service as an Indemnified Person and shall inure to the benefit of each Indemnified Person's heirs and legal representatives.

          (e) An Indemnified Person's right to indemnification under this
     Article IX (2) shall include the right to be paid by the Corporation the expenses incurred in participating in or defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (an "Advancement of Expenses") consistent wife applicable law. If applicable law requires an undertaking from an Indemnified Person that he or she will repay such Advancements of Expenses if it is ultimately determined that such Indemnified Person is not entitled to be indemnified for such expenses, then such Indemnified Person shall only be required to repay such Advancements of Expenses pursuant to such undertaking, if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnified Person is not to be indemnified for such expense under this Article IX (2) or otherwise.

     (3) Right of Indemnified Persons to Bring Suit. An Indemnified Person's right to indemnification, including the right to Advancement of

Expenses, under Article IX (2), shall be a contract right. Any claims or Proceedings relating to an Indemnified Person's right to indemnification, including the right to Advancement of Expenses, shall be subject to the following:

          (a) If a claim under Article IX (2) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnified Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

          (b) In any suit or other Proceeding relating to the right to indemnification under Article IX (2), the Corporation shall have the burden of proof that the Indemnified Person has not met any standard of conduct or belief required by law to be applied in connection with a determination of whether or not the Indemnified Person is entitled to indemnification. Neither a failure to make such a determination nor an adverse determination of entitlement to indemnification shall create a presumption that the Indemnified Person has not met any such standard of conduct or belief or is otherwise not entitled to indemnity.

          (c) If successful in whole or in part in any suit or other Proceeding relating to the right to indemnification under Article IX (2), the Indemnified Person shall be entitled to be indemnified by the Corporation for the expense of prosecuting or defending such suit or other Proceeding.

     (4) Extension of Right to Indemnification. The Board of Directors of the Corporation may, in its discretion, grant rights to indemnification and to Advancement of Expenses to any employee, agent, attorney, or representative of the Corporation or any other corporation, joint venture, partnership, trust, or other entity (including, without limitation, any employee benefit plan) directly or indirectly affiliated with the Corporation, with up to the same scope and extent as provided to Indemnified Persons under Article IX (2).

     (5) No Retroactive Changes. No amendment or change to this Certificate of Incorporation may remove, limit, or adversely affect any right to indemnification or other benefit under this Article IX with respect to any acts or omissions occurring prior to such amendment or change.

     (6) Changes in Law. If at any time any applicable law affords an Indemnified Person the right or opportunity to receive broader or more favorable indemnification than provided under this Article IX, such law shall be deemed to supersede this Article IX to the fullest extent permitted.

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                             MVE DISTRIBUTION, INC.
                            (A Delaware Corporation)

                                      into

                                    MVE, INC.
                            (A Delaware Corporation)

                     (Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware)

     MVE, Inc. (the "Corporation"), a Delaware corporation, does hereby certify that:

     FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: The Corporation owns all of the outstanding shares of the capital stock of MVE Distribution, Inc., a Delaware corporation.

     THIRD: The Corporation, by the following resolutions of the Executive Committee of its Board of Directors, duly adopted as of the 31st day of December, 1997, determined to merge into itself MVE Distribution, Inc., with the Corporation as the surviving corporation, on the conditions set forth in such resolutions:

          RESOLVED, that the Corporation merge into itself its subsidiary, MVE Distribution, Inc., a Delaware corporation ("Distribution"), and assume all of Distribution's liabilities and obligations, effective as of December
     31, 1997 or as soon thereafter as an appropriate certificate of merger may be filed with the Secretary of State of Delaware; and

          FURTHER RESOLVED, that the President or any Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Corporation, or any one of them, be, and they hereby are, authorized and directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge Distribution into the Corporation and to assume Distribution's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of any county where such filing may be required.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned, thereunto duly authorized, as of the date set forth below:

Dated: February 2, 1998                 MVE, INC.


                                        By /s/ Lewis Shender
                                           -------------------------------------
                                        Its Secretary
                                           Lewis Shender

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                               MVE SERVICES, INC.
                            (A Delaware Corporation)

                                      info

                                    MVE, INC.
                            (A Delaware Corporation)

                     (Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware)

     MVE, Inc. (the "Corporation"), a Delaware corporation, does hereby certify that:

     FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: The Corporation owns all of the outstanding shares of the capital stock of MVE Services, Inc., a Delaware corporation.

     THIRD: The Corporation, by the following resolutions of the Executive Committee of its Board of Directors, duly adopted as of the 31st day of December, 1997, determined to merge into itself MVE Services, Inc., with the Corporation as the surviving corporation, on the conditions set forth in such resolutions:

          RESOLVED, that the Corporation merge into itself its subsidiary, MVE Services, Inc., a Delaware corporation ("Services"), and assume all of Services's liabilities and obligations, effective as of December 31, 1997 or as soon thereafter as an appropriate certificate of merger may be filed with the Secretary of State of Delaware; and

          FURTHER RESOLVED, that the President or any Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Corporation, or any one of them, be, and they hereby are, authorized and directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge Services into the Corporation and to assume Services's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of any county where such filing may be required.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned, thereunto duly authorized, as of the date set forth below:


Dated: February 2, 1998                 MVE, INC.


                                        By /s/ Lewis Shender
                                           -------------------------------------
                                        Its Secretary
                                           Lewis Shender

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                          MVE/HANSE ENVIRONMENTAL, INC.
                            (a Delaware corporation)

                                       AND

                                ALLOY CRAFTS CO.
                            (a Delaware corporation)

                                      INTO

                                    MVE, INC.
                            (a Delaware corporation)

          It is hereby certified that:

          1. MVE, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

          2. The Corporation is the owner of all of the outstanding shares of stock of MVE/Hanse Environmental, Inc. and Alloy Crafts Co., which are also business corporations of the State of Delaware.

          3. On December 27, 1999, the Board of Directors of the Corporation adopted the following resolutions to merge MVE/Hanse Environmental, Inc. and Alloy Crafts. Co. into the Corporation:

               RESOLVED that MVE/Hanse Environmental, Inc. and Alloy Crafts Co. be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of MVE/Hanse Environmental, Inc. and Alloy Crafts Co. be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by MVE/Hanse Environmental, Inc. and Alloy Crafts Co. in their names.

               RESOLVED that the Corporation shall assume all of the obligations of MVE/Hanse Environmental, Inc. and Alloy Crafts Co.

               RESOLVED that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

               RESOLVED that the Corporation shall change its corporate name to Chart Inc.

               RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be December 31, 1999.

Executed on December 27, 1999

                                        MVE, INC.


                                        By: /s/ John T. Romain
                                            ------------------------------------
                                            John T. Romain, Assistant Secretary

                              CERTIFICATE OF MERGER
                                       OF
                             CRYENCO SCIENCES, INC.
                                  CRYENCO, INC.
                       PROCESS SYSTEMS INTERNATIONAL, INC.
                                       AND
                                   CHART INC.

It is hereby certified that:

          1. The constituent business corporations participating in the merger herein certified are:

          (i) Cryenco Sciences, Inc., which is incorporated under the laws of the State of Delaware ("Cryenco Sciences");

          (ii) Cryenco, Inc., which is incorporated under the laws of the State of Colorado ("Cryenco");

          (iii) Process Systems International, Inc., which is incorporated under the laws of the State of Massachusetts ("Process Systems"); and

          (iv) Chart Inc., which is incorporated under the laws of the State of Delaware ("Chart").

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Cryenco and Process Systems in accordance with the laws of the States of their incorporation and by Cryenco Sciences and Chart in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

          3. The name of the surviving corporation in the merger herein certified is Chart Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

          4. The Certificate of Incorporation of Chart, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

          5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124.

          6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

          7. The authorized capital stock of Cryenco, Inc. consists of 1000 common shares of $1.00 par value, and the authorized capital stock of Process Systems International, Inc. consists of 200,000 common shares of No Par Value.

Dated: March 30, 2000                   CHART INC.


                                        By: /s/ John T. Romain
                                            ------------------------------------
                                            John T. Romain, Assistant Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                               CHART HOLDINGS INC.
                            (a Delaware corporation)

                                      into

                                   CHART INC.
                            (a Delaware corporation)

          Pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned corporation DOES HEREBY CERTIFY:

          1. Chart Holdings Inc. (hereinafter called the "Corporation") is a corporation of the State of Delaware.

          2. The Corporation, as the owner of all of the outstanding shares of stock of Chart Inc. (the "Subsidiary"), hereby merges itself into the Subsidiary, a corporation of the State of Delaware.

          3. The following is a copy of the resolutions adopted on June 26, 2000 by the Board of Directors of the Corporation to merge the Corporation into the Subsidiary.

          RESOLVED, that the Agreement and Plan of Merger (the "Agreement and Plan of Merger") by and between the Corporation and Chart Inc., a Delaware corporation (the "Subsidiary") in substantially the form attached hereto, which provides for the merger of the Corporation with and into the Subsidiary (the "Merger"), is hereby adopted and approved, with such additions, deletions and modifications as the officer or officers executing the same may approve; and

          RESOLVED FURTHER, that the Agreement and Plan of Merger be submitted to the sole stockholder of the Corporation for approval; and

          RESOLVED FURTHER, that, subject to receipt of stockholder approval of the Agreement and Plan of Merger, the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to execute and deliver the Agreement and Plan of Merger with such additions, deletions and modifications as any of such executing officers may deem necessary, advisable or desirable, and the execution and delivery of such Agreement and Plan of Merger by any of such executing officers shall be deemed to be conclusive evidence that any additions, deletions and modifications have the approval of such officer; and

          RESOLVED FURTHER, that, subject to receipt of stockholder approval of the Agreement and Plan of Merger, the appropriate officers of the Corporation be, and each of them hereby is authorized to prepare, negotiate, execute, deliver, file and record any and all such documents, certificates, agreements, instruments, consents and other instruments, and to do, or cause to be done, any and all such further acts and things as they or any of them, may deem necessary, desirable or advisable to make effective or to implement the intent and purpose of the foregoing resolutions, including, without limitation, the execution and filing of a Certificate of Merger in accordance with
          Section 253 of the DGCL and all appropriate filings with the Internal Revenue Service, as they or any of them may deem necessary or desirable to implement the Merger, and any such document, certificate, agreement, instrument, consent or other instrument so executed, or act or thing done or caused to be done by them or any of them, shall be conclusive evidence of their or his or her authority in so doing.

          4. The proposed Merger therein certified has been approved in writing by the holder of all of the outstanding stock entitled to vote of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          5. The executed Agreement and Plan of Merger between the Corporation and the Subsidiary is on file at an office of the Subsidiary, the address of which is 5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124.

          6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the Subsidiary, on request, and without cost, to any stockholder of the Corporation or the Subsidiary.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Ownership and Merger as of the 26th day of June, 2000.

                                        CHART HOLDINGS INC.


                                        By: /s/ Don A. Baines
                                            ------------------------------------
                                        Name: Don A. Baines
                                        Title: Secretary and Treasurer

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER dated as of June 26, 2000 (the "Agreement") is made and entered into by and between Chart Holdings Inc., a Delaware corporation ("Parent"), and Chart Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Subsidiary") (Parent and Subsidiary sometimes are referred to collectively in this Agreement as the "Constituent Corporations").

                                   WITNESSETH:

          WHEREAS, the Constituent Corporations desire to effect a merger of Parent with and into Subsidiary pursuant to the provisions of the Delaware General Corporation Law (the "DGCL");

          WHEREAS, the respective Boards of Directors of Parent and Subsidiary have deemed it advisable and in the best interests of each corporation that Parent merge with and into Subsidiary upon the terms and subject to the conditions herein provided; and

          WHEREAS, the respective Boards of Directors of Parent and Subsidiary have, by resolution duly adopted, approved this Agreement and directed that it be executed by the undersigned officers and submitted for adoption and approval by the sole stockholder of Parent.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree that Parent shall be merged with and into Subsidiary and that the terms and conditions of the merger, the mode of carrying the merger into effect and certain other provisions relating thereto shall be as hereinafter set forth.

                                    ARTICLE I

                                   The Merger

          1.1 Surviving Corporation. Subject to the terms and provisions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.3 hereof), Parent shall be merged with and into Subsidiary (the "Merger"). Subsidiary shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate corporate existence of Parent shall cease.

          1.2 Effect of the Merger. At the Effective Time, the Merger shall have the effects provided for herein and in the relevant provisions of the DGCL.

          1.3 Effective Time. The Merger shall become effective on the date and at the time at which the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware has occurred in the manner required to cause the Merger to become effective under the applicable provisions of the DGCL (the "Effective Time").

          1.4 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purpose of this Agreement, Parent and its proper officers shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of Parent or otherwise to take any and all such action.

                                   ARTICLE II

               Treatment of Shares of the Constituent Corporations

          2.1 Parent Common Shares. Parent has 100 shares outstanding, all of which are of one class and are common shares, and all of which are owned by Chart Industries, Inc.

          2.2 Subsidiary Common Shares. Subsidiary has 1,000 shares outstanding, all of which are of one class and are common shares, and all of which are owned by Parent.

          2.3 Conversion of Shares. Upon the effective date of the Merger herein provided for, each share of common stock, $.01 par value, of the Parent which shall be issued and outstanding shall be converted into one issued and outstanding share of common stock, $.01 par value, of the Subsidiary and the holders of all said issued and outstanding shares of common stock of the Parent shall automatically be and become holders of shares of the Subsidiary upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.

                                   ARTICLE III

                             Amendment; Termination

          3.1 Amendment. This Agreement may be amended only by the Board of Directors of the Constituent Corporations by a writing executed by each of the parties hereto; provided, however, that there shall be no amendments which (a) alter or change any term of the certificate of incorporation of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the directors of the Surviving Corporation; or (b) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of stock of any of the Constituent Corporations.

          3.2 Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Subsidiary or Parent.

          3.3 Effect of Termination. If this Agreement is terminated pursuant to
Section 3.2 hereof, this Agreement shall become null and void and of no further force and effect, and all obligations of the parties hereto shall terminate and there shall be no liability or obligation of any party hereto or its representatives.

                                   ARTICLE IV

                                  Miscellaneous

          4.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

          4.2 Statutory Agent in Delaware. The name and address of the statutory agent in Delaware upon whom any process, notice or demand against Parent or the Surviving Corporation may be served is:

                          The Corporation Trust Company
                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801

          4.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto.

          4.4 Waivers. Any waiver by any party of any violation of, breach of, or default under, any provision of this Agreement, or any other agreements provided for herein, by any other party shall not be construed as, or constitute a continuing waiver of such provision, or wavier of any other violation of, breach of, or default under, any other provision of this Agreement or such other agreements.

          4.5 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and attested hereto by its duly authorized officers as of the day and year first above written.

Attest:                                 CHART HOLDINGS INC.


By: /s/ Don A. Baines                   By: /s/ James R. Sadowski
    ---------------------------------       ------------------------------------
Name: Don A. Baines                     Name: James R. Sadowski
Title: Secretary                        Title: President


Attest:                                 CHART INC.


By: /s/ Don A. Baines                   By: /s/ James R. Sadowski
    ---------------------------------       ------------------------------------
Name: Don A. Baines                     Name: James R. Sadowski
Title: Secretary                        Title: President

                              CERTIFICATE OF MERGER

                                       OF

                         CHART CRYOGENIC SERVICES, INC.

                                       AND

                                   CHART INC.

          It is hereby certified that:

          1. The constituent business corporations participating in the merger herein certified are:

               (i) Chart Cryogenic Services, Inc., which is incorporated under the laws of the State of Ohio; and

               (ii) Chart Inc., which is incorporated under the laws of the State of Delaware.

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by Chart Cryogenic Services, Inc. in accordance with the laws of the State of its incorporation and by Chart Inc. in the same manner as is provided in Section 251 of the Delaware General Corporation law.

          3. The name of the surviving corporation in the merger herein certified is Chart Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

          4. The Certificate of Incorporation of Chart Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

          5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is 5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124.

          6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

          7. The authorized capital stock of Chart Cryogenic Services, Inc. consists of 20 shares, par value $.01 per share.

          8. The Agreement and Plan of Merger between the aforesaid constituent corporations provides that the Merger herein certified shall be effective on January 1, 2001.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the 12th day of December, 2000.

                                        CHART INC.


                                        By: /s/ Don A. Baines
                                            ------------------------------------
                                        Name: Don A. Baines
                                        Title: Secretary and Treasurer

                              CERTIFICATE OF MERGER

                                       OF

                                    CHD, INC.

                                       AND

                                   CHART INC.

It is hereby certified that:

          1. The constituent business corporations participating in the merger herein certified are;

               (i) CHD, Inc., which is incorporated under the laws of the State of Delaware; and

               (ii) Chart Inc., which is incorporated under the laws of the State of Delaware.

          2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

          3. The name of the surviving corporation in the merger herein certified is "Chart Inc.," which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

          4. The Certificate of Incorporation of Chart Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

          5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 5885 Landerbrook Drive, #150, Mayfield Heights, Ohio 44124.

          6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

Dated: September 27, 2002

                                        CHART INC.


                                        By: /s/ David J. Grenell
                                            ------------------------------------
                                            David J. Grenell
                                            General Counsel & Assistant
                                            Secretary

Dated: September 27, 2002

                                        CHD, INC.


                                        By: /s/ David J. Grenell
                                            ------------------------------------
                                            David J. Grenell
                                            General Counsel & Assistant
                                            Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   CHART INC.

                                   ----------

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

          The undersigned, Michael F. Biehl, being the Treasurer of Chart Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

          1. The name of the Corporation is Chart Inc.

          2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

          3. The Certificate of Incorporation of Chart Inc. is hereby amended, effective September 15, 2003, so that ARTICLE IV shall henceforth read, in its entirety, as follows:

               "The total number of shares of stock which the Corporation has authority to issue is 1,000,000 shares of common stock, par value $.01 per share (the "Common Stock"). Notwithstanding any other provision in this ARTICLE IV, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect."

          IN WITNESS WHEREOF, the undersigned subscribes this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 12th day of September, 2003.


                                        /s/ Michael F. Biehl
                                        ----------------------------------------
                                        Michael F. Biehl, Chief Financial
                                        Officer and Treasurer

Effective Date: September 15, 2003

                              CERTIFICATE OF MERGER

                                       OF

                         CHART MANAGEMENT COMPANY, INC.
                              (an Ohio corporation)

                                       and

                               CHART LEASING, INC.
                              (an Ohio corporation)

                                      into

                                   CHART INC.
                            (a Delaware corporation)

          Pursuant to Section 252 of the General Corporation Law of the State of Delaware. (the "DGCL"), the undersigned corporation DOES HEREBY CERTIFY THAT:

          1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") are as follows:

Name                                    State of Formation
----                                    ------------------
Chart Management Company, Inc........   Ohio
Chart Leasing, Inc...................   Ohio
Chart Inc............................   Delaware

          2. An Agreement and Plan of Merger by and among the Constituent Corporations, dated October 12th, 2005 (the "Agreement and Plan of Merger"), which provides for the merger of the Chart Management Company, Inc. and Chart Leasing, Inc. with and into Chart Inc. (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Sections 252(c) and 251 of the DGCL.

          3. The Merger shall become effective at 4:00 pm Eastern Time on October 14, 2005.

          4. The surviving entity shall be Chart Inc. (hereinafter referred to as the "Surviving Corporation").

          5. The Certificate of Incorporation of Chart Inc. currently in effect shall be the Certificate of Incorporation of the Surviving Corporation.

          6. The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

          7. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

          8. The authorized number of shares of capital stock of Chart Management Company, Inc. is Seven Hundred Fifty (750) shares, all of which are common shares, without par value, and the authorized shares of capital stock of Chart Leasing, Inc. is Eight Hundred Fifty (850) shares, all of which are common shares, without par value.

                                      *****

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the 14th day of October, 2005.

                                        CHART INC.


                                        By: /s/ Michael F. Biehl
                                            ------------------------------------
                                        Name: Michael F. Biehl
                                        Title: Chief Financial Officer and
                                               Treasurer


                                        3